UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2008
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)
50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
     Under the terms of the redemption program of Corporate Property Associates 17-Global Incorporated (the “Company”), redemptions of the Company’s shares in any fiscal quarter may not, when taken together with redemptions in the prior three quarters, exceed 5% of shares outstanding. On December 10, 2008, the Company’s board of directors approved modifications to the redemption program intended to clarify how the 5% limit is calculated and applied and to make the redemption procedures consistent for all of the operating real estate investment trusts sponsored by W. P. Carey & Co. LLC. The changes to the Company’s redemption program are described below.
•	Redemptions of shares in any fiscal quarter, when taken together with the aggregate number of shares redeemed in the immediately preceding three fiscal quarters, may not exceed 5% of the number of our shares outstanding as of the last day of the fiscal quarter immediately preceding the relevant quarter. We refer to this as the “5% limitation.” Prior to the changes adopted by our board, we calculated the 5% limitation based upon the average number of our shares outstanding over a rolling 12 month period.
•	If we have sufficient funds to purchase some but not all of the shares offered to us for redemption in a particular quarter, or if the shares offered for redemption in a quarter would exceed the 5% limitation, requesting stockholders’ shares will be redeemed on a pro rata basis (rounding to the nearest whole number of shares) up to the amount available for redemption, based upon the total number of shares for which redemption was requested in the relevant quarter and the total funds available for redemption in such quarter. The change adopted by our board was to clarify that share amounts will be rounded to the nearest whole number of shares. The board also clarified that requests not fulfilled in a quarter will automatically be carried forward to the next quarter, unless the request is revoked by the stockholder. Redemption requests carried over from a prior quarter will receive priority over requests made in the relevant quarter.
     The changes adopted by our board to the redemption program will take effect beginning with redemption requests presented to our board of directors for consideration in the first quarter of 2009. Except as described above, no material changes are being made to our redemption program. The approval of redemption requests remains subject to the discretion of our board of directors. The board of directors, in its sole discretion, may amend, suspend or terminate the redemption plan at any time it determines that such amendment or suspension is in our best interest.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 — Global Incorporated
Date: December 16, 2008	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer